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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2005

MERGE TECHNOLOGIES INCORPORATED (Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-29486 (Commission File Number)	39-1600938 (I.R.S. Employer Identification No.)

1126 South 70th Street, Milwaukee, Wisconsin (Address of principal executive offices)		53214 (Zip Code)

Registrant's telephone number, including area code: (414) 977-4000

N/A Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 28, 2005, Merge Technologies Incorporated (the "Company") announced the closing of the acquisition of AccuImage Diagnostics Corp., a leader in the development, marketing and support of software for advanced visualization, analysis and management of medical imaging date from medical imaging modalities. The transaction for the California-based publicly traded company was priced at $6 million cash. The Company issued a news release announcing closing of the acquisition on January 28, 2005. A copy of that news release is attached as Exhibit 99.1 to this Form 8-K

Item 8.01. Other Events

The Company is filing as an exhibit to this Current Report on Form 8-K materials being used at Investor Conferences beginning the date hereof. Such materials may be deemed to be soliciting materials in connection with the meeting of shareholders to be held in connection with the Merger Agreement dated as of January 17, 2005 by and among the Company, Cedara Software Corp. and Corrida Ltd., a wholly owned subsidiary of the Company, a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K dated January 18, 2005. The Company has also made these materials available on its website at www.merge.com.

Item 9.01. Financial Statements and Exhibits.

        (c)    Exhibits.

        99.1    News Release dated January 28, 2005

        99.2    Materials to be used in Investor Conferences

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED
Dated: January 31, 2005	By:	/s/ RICHARD A. LINDEN Name: Richard A. Linden Title: President and Chief Executive Officer

MERGE TECHNOLOGIES INCORPORATED
Dated: January 31, 2005	By:	/s/ SCOTT T. VEECH Name: Scott T. Veech Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Exhibit 99.1 News Release dated January 28, 2005
99.2	Exhibit 99.2 Materials to be used in Investor Conferences

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SIGNATURES
Exhibit Index